Exhibit 1.1

EXECUTION VERSION

UNITS

SILVER BULL RESOURCES, INC.

PLACEMENT AGENCY AGREEMENT

                                        February 6, 2013

PI FINANCIAL CORP.
STIFEL NICOLAUS CANADA INC.
ROTH CAPITAL PARTNERS, LLC

c/o PI Financial Corp.
1900- 666 Burrard Street
Vancouver, BC  Canada
V6C 3N1

Ladies/Gentlemen:

Silver Bull Resources, Inc., a corporation organized and existing under the laws of Nevada (the “Company”), proposes, subject to the terms and conditions stated in this Placement Agency Agreement (the “Agency Agreement”) to issue and sell up to an aggregate of 22,750,000 units (the “Units”) at a purchase price of US$0.40 per Unit, each Unit consisting of one share (“Share”) of the Company’s common stock, US$0.01 par value per share (the “Common Stock”) and one-half of one fully transferable common stock purchase warrant (each whole common stock purchase warrant, a “Warrant”), and, for the sole purpose of covering over-allotments (if any) in connection with the offer and sale of the Units, at the option (the “Over-Allotment Option”) of the Co-Lead Agents (as defined below), up to an additional 10% of the Units (the “Additional Units”) for a period of 30 days from the Closing Date (as defined below) and in accordance with section 21 hereof.  Each Additional Unit will be comprised of one Share and one-half of one Warrant.  Each whole Warrant shall entitle the holder thereof to purchase from the Company one additional share of Common Stock (a “Warrant Share”) for a period of 18 months from the Closing Date (as defined below) at an exercise price of US$0.55, subject to adjustment.  The Warrants shall be issued pursuant to, and the exercise thereof shall be governed by, the provisions of a warrant agreement (the “Warrant Agreement”) to be entered into between the Company, as issuer, and Corporate Stock Transfer, Inc., as warrant agent (the “Warrant Agent”). The Units and any Additional Units are collectively referred to herein as the “Units”.  The Units, Shares, Warrants and Warrant Shares, are collectively referred to herein as the “Securities”.  The Company hereby confirms its agreement with PI Financial Corp., Stifel Nicolaus Canada Inc., and Roth Capital Partners, LLC (“Roth Capital”) (collectively, the “Agents”), as set forth below.  PI Financial Corp. and Stifel Nicolaus Canada Inc. are acting as Co-Lead Agents (the “Co-Lead Agents”) in connection with the offering and sale of the Units contemplated herein (the “Offering”).

The Company understands that the Agents propose to make a public offering of the Units in the United States and each of the Provinces of British Columbia, Alberta and Ontario, Canada  (the “Canadian Jurisdictions”) either directly or through their respective U.S. or Canadian broker-dealer affiliates upon the terms set forth in the Prospectuses (as defined below) and pursuant to the terms and conditions set forth in this Agreement; provided, however that Roth Capital shall distribute the Units in the United States only.

1.  Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, each of the Agents that:

(a)  The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333-180143) relating to the offer and sale, from time to time, of up to US$125,000,000 of the Company’s senior debt securities, subordinated debt securities, common stock, warrants, rights and units (the initial filing and all pre-effective amendments thereto collectively being referred to as the “Initial Registration Statement”); and such Initial Registration Statement, and any post-effective amendment thereto, each in the form previously delivered to you, have been declared effective by the Commission, in such form and the Company has filed with the Commission the form of prospectus contained in the Initial Registration Statement pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), which was deemed by virtue of Rule 430B under the Securities Act to be  a part of the Initial Registration Statement.  No other document with respect to the Initial Registration Statement has heretofore been filed with the Commission.  All conditions for use of Form S-3 to register the distribution of the Securities under the Securities Act have been satisfied.  The various parts of the Initial Registration Statement, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 3(a) hereof and deemed by virtue of Rule 430B under the Securities Act to be part of the Initial Registration Statement at the time it became effective under the Securities Act with respect to the Agents, and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Registration Statement became effective (the “U.S. Base Prospectus”), each as amended at the time such part of the Initial Registration Statement became effective under the Securities Act with respect to the Agents, are hereafter collectively referred to as the “Registration Statement”.  Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effective date of the Initial Registration Statement that is incorporated by reference therein.  No stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.  The preliminary prospectus supplement relating to the Securities filed with the Commission on February 5, 2013 pursuant to Rule 424 under the Securities Act, together with the U.S. Base Prospectus, is hereafter referred to as the “U.S. Preliminary Prospectus”.  The final prospectus supplement relating to the Securities, in the form first filed with the Commission pursuant to Rule 424(b) under the Securities Act, together with the U.S. Base Prospectus, is hereafter referred to as the “U.S. Prospectus”. The U.S. Preliminary Prospectus and the U.S. Prospectus are collectively referred to as the “U.S. Prospectuses”.

Any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Securities is hereafter referred to as an “Issuer Free Writing Prospectus”.  Any reference herein to the U.S. Base Prospectus, the U.S. Preliminary Prospectus or the U.S. Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the date of such U.S. Base Prospectus, U.S. Preliminary Prospectus or the U.S. Prospectus, as the case may be; and any reference herein to any “amendment” or “supplement” with respect to the U.S. Base Prospectus, the U.S. Preliminary Prospectus or the U.S. Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the date of such U.S. Base Prospectus, the U.S. Preliminary Prospectus or the U.S. Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed.

All references in this Agency Agreement to the Registration Statement, the U.S. Base Prospectus, the U.S. Preliminary Prospectus, the U.S. Prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (EDGAR).

(b)  The Company was qualified at the time of filing to file an MJDS Rule (as defined below) shelf prospectus pursuant to the MJDS Rule and has prepared and filed a preliminary MJDS shelf prospectus dated March 15, 2012, and an amended and restated preliminary MJDS shelf prospectus dated March 21, 2012 (collectively the “Canadian Preliminary Base Shelf Prospectus”) and a final MJDS shelf prospectus dated March 28, 2012 (the “Canadian Final Base Shelf Prospectus”) providing for the offer and sale, from time to time, of up to US$125,000,000 of the Company’s senior debt securities, subordinated debt securities, common stock, warrants, rights and units with the Canadian securities regulatory authorities in each of the Canadian Jurisdictions, (collectively, the “Canadian Qualifying Authorities”); and a prospectus receipt (a “Receipt”) has been issued by or on behalf of each of the Canadian Qualifying Authorities for each of the Canadian Preliminary Base Shelf Prospectus and the Canadian Final Base Shelf Prospectus.  The term “Canadian Base Prospectus” means the Canadian Final Base Shelf Prospectus, including documents incorporated therein by reference, at the time the Receipt was issued with respect thereto in accordance with the multi-jurisdictional disclosure system described in National Instrument 71-101 – The Multijurisdictional Disclosure System of the Canadian Securities Administrators, as amended (the “MJDS Rule”), the rules and procedures established under all applicable securities laws in each of the Canadian Jurisdictions and the respective regulations and rules under such laws together with applicable published policy statements and instruments of the Canadian Qualifying Authorities (collectively, the “Canadian Securities Laws”).  The term “Canadian Preliminary Prospectus” means the Canadian preliminary prospectus supplement relating to the Offering, filed with the Canadian Qualifying Authorities in accordance with the MJDS Rule on February 5, 2013, together with the Canadian Base Prospectus, including all documents incorporated therein by reference.  The term “Canadian Prospectus” means the Canadian final prospectus supplement relating to the Offering, and filed with the Canadian Qualifying Authorities in accordance with the MJDS Rule, together with the Canadian Base Prospectus, including all documents incorporated therein by reference.  No order suspending the distribution of the Securities or any other securities of the Company has been issued by any of the Canadian Qualifying Authorities and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Canadian Qualifying Authorities, and any request on the part of the Canadian Qualifying Authorities for additional information has been complied with.  The term “Canadian Prospectuses” refers to the Canadian Preliminary Prospectus and the Canadian Prospectus.

All references in this Agency Agreement to the Canadian Preliminary Base Shelf Prospectus, the Canadian Final Base Shelf Prospectus, the Canadian Preliminary Prospectus and the Canadian Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Canadian Qualifying Authorities pursuant to the System for Electronic Document Analysis and Retrieval (SEDAR).

As used herein, “Base Prospectuses” shall mean, collectively, the Canadian Base Prospectus and the U.S. Base Prospectus; “Preliminary Prospectuses” shall mean, collectively, the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus; and “Prospectuses” shall mean, collectively, the Canadian Prospectus and the U.S. Prospectus.

(c)  The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the Offering contemplated hereby.

(d)  The Registration Statement complies, and the U.S. Prospectus and any further amendments or supplements to the Registration Statement or the U.S. Prospectus will comply, in all material respects with the applicable provisions of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”); the Registration Statement does not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment thereof or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; the U.S. Prospectus and any amendment thereof or supplement thereto, as of the time of filing thereof and as of the Closing Date (as defined below) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the Registration Statement or the U.S. Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Agent through the Co-Lead Agents specifically for use therein.  The parties hereto agree that such information provided by or on behalf of any Agent through the Co-Lead Agents consists solely of the material referred to in Section 15 hereof.

(e)  The Canadian Base Prospectus and the Canadian Preliminary Prospectus complied as of the time of filing thereof, and the Canadian Prospectus (and any further amendments or supplements thereto) will comply, in all material respects with the applicable requirements of the MJDS Rule and all other applicable Canadian Securities Laws; the Canadian Preliminary Prospectus, as of the time of filing thereof, did not, and the Canadian Prospectus (and any further amendments or supplements thereto) will not, as of the time of filing thereof and through the Closing Date (as defined below) include any untrue statement of a material fact or omit to state a material fact that is required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, and the Canadian Preliminary Prospectus, as of the time of filing thereof, constituted, and the Canadian Prospectus (and any further amendments or supplements thereto) will, as of the time of filing thereof and through the Closing Date, constitute, full, true and plain disclosure of all material facts relating to the Securities and to the Company; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the Canadian Preliminary Prospectus or the Canadian Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Agent through the Co-Lead Agents specifically for use therein.  The parties hereto agree that such information provided by or on behalf of any Agent through the Co-Lead Agents consists solely of the material referred to in Section 15 hereof.

(f)  No order preventing or suspending the use of the U.S. Base Prospectus, the U.S. Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the U.S. Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the U.S. Preliminary Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Agent through the Co-Lead Agents specifically for use therein.  The parties hereto agree that such information provided by or on behalf of any Agent through the Co-Lead Agents consists solely of the material referred to in Section 15 hereof.

(g)  Each Issuer Free Writing Prospectus, if any, complies in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations, and does not include information that conflicts with the information contained in the Registration Statement, the Preliminary Prospectuses or the Prospectuses, and any Issuer Free Writing Prospectus, as supplemented by and taken together with the U.S. Prospectus as of the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  No representation and warranty is made in this Section 1(g) with respect to any information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Agents through the Co-Lead Agents specifically for use therein.  The parties hereto agree that such information provided by or on behalf of any Agent through the Co-Lead Agents consists solely of the material referred to in Section 15 hereof.

(h)  Each document filed or to be filed with the Canadian Qualifying Authorities and incorporated, or deemed to be incorporated, by reference in the Canadian Prospectus complied, or will comply, when so filed in all material respects with the requirements of Canadian Securities Laws, and none of such documents contained, or will contain, at the time of its filing any untrue statement of a material fact or omitted or will omit at the time of its filing to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not false or misleading.  For greater certainty, any statement contained in a document incorporated by reference is not incorporated by reference to the extent that any such statement is modified or superseded by a subsequent statement or subsequently filed document.

(i)  Hein and Associates LLP, who have audited the consolidated financial statements and supporting schedules and information of the Company that are included or incorporated by reference in the Registration Statement, the Preliminary Prospectuses and the Prospectuses, and whose reports appear or are incorporated by reference in the Registration Statement, the Preliminary Prospectuses and the Prospectuses are independent with respect to the Company as required by Canadian Securities Laws and are independent registered public accountants as required by the Securities Act, the Exchange Act, the Rules and Regulations and the rules of the Public Company Accounting Oversight Board.

(j)  Subsequent to the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectuses and the Prospectuses, except as disclosed in the Preliminary Prospectuses and the Prospectuses, (i) the Company has not declared or paid any dividends, or made any other distribution of any kind, on or in respect of its capital stock, (ii) there has not been any material change in the capital stock or long-term or short-term debt of the Company, (iii) neither the Company nor any Subsidiary (as defined below) has sustained any material loss or interference with its business or properties from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and (iv) there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Change”).  Since the date of the latest balance sheet included, or incorporated by reference, in the Registration Statement, the Preliminary Prospectuses and the Prospectuses, the Company has not incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company, taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Preliminary Prospectuses and the Prospectuses.

(k)  The Company’s direct and indirect subsidiaries (the “Subsidiaries”) and the Company’s direct or indirect, as the case may be, ownership percentages in each of the Subsidiaries are set forth in Schedule III hereto.

(l)  The Company has an authorized and outstanding capitalization as set forth in the Preliminary Prospectuses and the Prospectuses, and all of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable securities laws and not in violation of or subject to any preemptive or similar right that entitles any person to acquire from the Company any Common Stock or other security of the Company or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security (any “Relevant Security”), except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement.

(m)  The Company has full power and authority (corporate or otherwise) to issue the Securities, and to perform its obligations hereunder. The Shares, Warrants, Warrant Shares, Compensation Options (as defined below) and Compensation Shares (as defined below) to be delivered on the Closing Date (as defined below), or upon exercise of the Warrants in accordance with their terms, as applicable, have been duly and validly authorized and, when issued and delivered in accordance with this Agency Agreement or Warrant Agreement, as applicable, will be duly and validly issued as fully paid and non-assessable securities, will have been issued in compliance with all applicable securities laws and will not have been issued in violation of or subject to any preemptive or similar right that entitles any person to acquire any Relevant Security from the Company. The Common Stock, the Units, the Shares and the Warrants conform to the descriptions thereof contained in the Registration Statement, the Preliminary Prospectuses and the Prospectuses. Except as disclosed in the Preliminary Prospectuses and the Prospectuses and other than with respect to employee stock options that have been granted subsequent to October 31, 2012 pursuant to the Company’s equity compensation plans, the Company has no outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security.  Except as disclosed in the Preliminary Prospectuses and the Prospectuses, no holder of any Relevant Security has any rights to require registration or qualification under the Securities Act or the Canadian Securities Laws of any Relevant Security in connection with the offer and sale of the Securities contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof.

(n)  The Company and each of the Subsidiaries has been duly organized and validly exists as a corporation in good standing under the laws of its jurisdiction of organization.  The Company and each of the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually or in the aggregate) could not reasonably be expected to have a material adverse effect on (i) the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; or (ii) the ability of the Company to consummate the Offering or any other transaction contemplated by this Agency Agreement the Warrant Agreement, the Preliminary Prospectuses or the Prospectuses (a “Material Adverse Effect”).

(o)  The Company and each of its Subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, U.S., Canadian or foreign (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement, the Preliminary Prospectuses and the Prospectuses, and each such Consent is valid and in full force and effect, except in each case as could not reasonably be expected to have a Material Adverse Effect.  The Company has not received notice of any investigation or proceedings which, if decided adversely to the Company, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any such Consent.  The Company is not aware of any pending change to any applicable law or regulation or governmental position that would materially affect the business of the Company or the business or legal environment under which the Company or any Subsidiary operates.

(p)  This Agency Agreement has been duly and validly authorized, executed and delivered by the Company, and constitutes a legally binding and valid obligation of the Company. The Warrant Agreement has been duly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Warrant Agent of the Warrant Agreement) will be a legally binding and valid obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and relating to general principles of equity.  The Warrant Agreement, when executed and delivered, will conform in all material respects to the description thereof in the Preliminary Prospectuses and the Prospectuses.

(q)  There are no reports or information that in accordance with the requirements of the Securities Act, the Exchange Act or Canadian Securities Laws must be made publicly available in connection with the Offering that have not been made publicly available as required; there are no material documents required to be filed as of the date hereof with the Commission or the Canadian Qualifying Authorities or with any other Canadian securities regulatory authority in connection with the Offering that have not been filed as required, in each case, other than the filing of the Warrant Agreement and this Agency Agreement, which will be filed by the Company within the time periods prescribed by the Exchange Act and Canadian Securities Laws; the Company has not filed any confidential material change reports or similar confidential report with any securities regulatory authority that is still maintained on a confidential basis.

(r)  The issue and sale of the Securities, the compliance by the Company with this Agency Agreement and the Warrant Agreement and the consummation of the transactions herein and therein contemplated do not and will not (i) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company  or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound or (ii) violate or conflict with any provision of the articles of incorporation, by-laws, or other organizational documents of the Company, or (iii) violate or conflict with any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except (in the case of clauses (i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect.

(s)  No consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, domestic or foreign, is required for the execution, delivery and performance of this Agency Agreement or the Warrant Agreement or consummation of the transactions contemplated by such agreements, except the registration under the Securities Act of the Securities and the qualification of the Securities for distribution in the Canadian Jurisdictions under Canadian Securities Laws as contemplated by this Agency Agreement, necessary approvals of the Toronto Stock Exchange (the “TSX”) and the NYSE MKT (“NYSE MKT”) and any consents as may be required under state or foreign securities or blue sky laws, or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the placement of the Units by the Agents and the sale of the Securities by the Company, each of which has been obtained and is in full force and effect; except for the approval of the TSX and the NYSE MKT and the filing of the Prospectuses with the Commission and with the Canadian Qualifying Authorities under the MJDS Rule, each of which will be obtained or filed, as applicable, in accordance with the terms and conditions of this Agency Agreement.

(t)  Except as disclosed in the Registration Statement, the Preliminary Prospectuses and the Prospectuses, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, U.S., Canadian, Mexican or foreign, pending to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary could reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated; and the defense of all such proceedings, litigation and arbitration against or involving the Company or any Subsidiary could not reasonably be expected to have a Material Adverse Effect.

(u)  The consolidated financial statements of the Company, including the notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement, the Preliminary Prospectuses and the Prospectuses present fairly, in all material respects, the financial position  of the Company (on a consolidated basis) as of the dates indicated and the cash flows and results of operations (on a consolidated basis) for the periods specified; except as otherwise stated in the Registration Statement, the Preliminary Prospectuses and the Prospectuses, said consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved and the supporting schedules included in the Registration Statement, the Preliminary Prospectuses and the Prospectuses present fairly, in all material respects, the information required to be stated therein.  No other financial statements or supporting schedules are required to be included in the Registration Statement, the Preliminary Prospectuses and the Prospectuses by Canadian Securities Laws, the Securities Act, the Exchange Act or the Rules and Regulations.  The other financial and statistical information included or incorporated by reference in the Registration Statement, the Preliminary Prospectuses and the Prospectuses, present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement and the Preliminary Prospectuses and the Prospectuses and the books and records of the Company.

(v)  There has not been any reportable event (within the meaning of National Instrument 51-102 — Continuous Disclosure Obligations of the Canadian Securities Administrators) between the Company and its auditors.

(w)  The statistical, industry-related and market-related data included in the Registration Statement, the Preliminary Prospectuses and the Prospectuses is based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which it is derived.

(x)  The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act.  The Common Stock is listed on the TSX and the NYSE MKT, the Company is not in default of any listing requirements of the TSX or NYSE MKT applicable to the Company, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the TSX or the NYSE MKT, nor has the Company received any notification that the Commission, the Canadian Qualifying Authorities, the TSX or the NYSE MKT is contemplating terminating such registration or listing.

(y)  The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The books and records of the Company disclose all of their material financial transactions and such transactions have been fairly and accurately recorded.

(z)  The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in their internal control over financial reporting.  Since the date of the latest audited consolidated financial statements included or incorporated by reference in the Preliminary Prospectuses and the Prospectuses there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa)  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities.  Such disclosure controls and procedures are effective.

(bb)  There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.  The Company is not indebted to any of its directors or officers, other than on account of directors fees or expenses accrued but not paid, or to the best of its knowledge, to any of its stockholders.  The Company has not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever.

(cc)  Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of any of the Securities.

(dd)  Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” (within the meaning of the Securities Act and the Rules and Regulations) with the offer and sale of the Securities pursuant to the Registration Statement.

(ee)  The statements set forth in the Preliminary Prospectuses and the Prospectuses under the captions “Description of Securities Being Offered”, insofar as they purport to constitute a summary of the terms of the Common Stock, the Shares, the Warrants and the Warrant Shares, and under the captions “U.S. Federal Income Tax Consequences”, “Plan of Distribution”, and in the Prospectuses under “United States Federal Income Tax Consequences” and in the Canadian Preliminary Prospectus and the Canadian Prospectus under “Eligibility for Investment”, “Certain Canadian Federal Income Tax Considerations,” and “Purchaser’s Statutory Rights”, insofar as they purport to summarize legal matters and documents referred to therein, are accurate, complete and fair in all material respects.

(ff)  There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Preliminary Prospectuses or the Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; insofar as such descriptions summarize legal matters, agreements, documents or proceedings discussed therein, such descriptions are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(gg)  The Company is subject to the reporting requirements of Section 13 of the Exchange Act and files periodic reports with the Commission.  All conditions for use of Form S-3 to register the Securities under the Securities Act have been satisfied.  The documents incorporated or deemed to be incorporated by reference in the Preliminary Prospectuses and the Prospectuses, at the time they were or hereafter are filed with the Commission or the Canadian Qualifying Authorities, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act, the Rules and Regulations and Canadian Securities Laws and, when read together with the other information in the Preliminary Prospectuses and the Prospectuses, as applicable, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(hh)  The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agency Agreement and the Warrant Agreement, and after giving effect to application of the net proceeds of the Offering as described in the Preliminary Prospectuses and the Prospectuses, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

(ii)  Except as disclosed in the Preliminary Prospectuses and the Prospectuses, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Agent for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agency Agreement and the Warrant Agreement or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, or affiliates that may affect the Agents’ compensation as determined by FINRA.

(jj)  Except as disclosed in the Preliminary Prospectuses and the Prospectuses, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Agents and (ii) does not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of any of the Agents.

(kk)  All interests in material mining claims, concessions, exploitation or extraction rights or similar rights (“Mining Claims”) that are held by the Company or any Subsidiary are completely and accurately described in the Preliminary Prospectuses and the Prospectuses and are in good standing, are valid and enforceable, are free and clear of any material liens, charges or encumbrances, and to the Company’s knowledge, no material royalty is payable in respect of any of them, except as disclosed in the Preliminary Prospectuses and the Prospectuses.  The Mining Claims comprising the Sierra Mojada project currently consists of 43 concessions covering an aggregate of 392,130 hectares, of which Minera Metalin S.A. de C.V.  (i) is the registered and beneficial owner of the 30 concessions listed on Schedule IV hereto and (ii) has a registered interest to 13 additional concessions listed on Schedule IV hereto, subject to options to purchase from third parties, to obtain 100% ownership free and clear of all material liens, charges and encumbrances.  Except as disclosed in the Preliminary Prospectuses and the Prospectuses, no other material property rights are necessary for the conduct of the Company’s business as described therein, and there are no material restrictions on the ability of the Company to use, transfer or otherwise exploit any such property rights except as required by applicable law and the Company does not know of any claim or basis for a claim that may adversely affect the Company’s rights in any material respect.  Except as disclosed in the Preliminary Prospectuses and the Prospectuses, the Mining Claims held by the Company cover the properties required by the Company for the purposes described therein.  Any option agreements entered into by the Company or any of the Subsidiaries have been duly and validly authorized, executed and delivered by the Company, and constitute a legally binding and valid obligation of the Company and the applicable counter-party.

(ll)  The Company has duly filed with the applicable regulatory authorities all reports required by  National Instrument 43-101 — Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators (“NI 43-101”); the Company’s technical report on Sierra Mojada dated July 5, 2012 complies with the requirements of such instrument in all material respects; the Company has made available to the respective independent authors such technical reports, prior to the issuance thereof, for the purpose of preparing thereof, all information requested, and to the knowledge and belief of the Company at the time the information was provided, such information did not contain any material misrepresentation; and the Company is not required to have filed an update to the Sierra Mojada technical report pursuant to NI 43-101 as at the date hereof.

(mm)  The information set forth in the Canadian Prospectuses, the Registration Statement and the U.S. Prospectuses relating to the estimates by the Company of the mineral reserves and mineral resources has been reviewed and verified by the Company and, in all cases, the mineral reserve and mineral resource information has been prepared in accordance with Canadian industry standards set forth in National Instrument 43-101 -- Standards of Disclosure for Mineral Projects and Industry Guide 7 under the U.S. Securities Act, to the extent that it is applicable to the Company as a result of its status as a Nevada corporation, and the method of estimating the mineral reserves and mineral resources are in accordance with accepted estimation practices and mineral reserves and the information upon which the estimates of reserves and resources were based, was, at the time of delivery thereof, complete and accurate in all material respects.

(nn)   The Company maintains insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect.  There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not have a Material Adverse Effect.

(oo)  The Company has accurately prepared and timely filed all U.S. and Canadian federal, state, provincial, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return).  No deficiency assessment with respect to a proposed adjustment of the Company’s U.S. or Canadian federal, state, provincial, local or foreign taxes is pending or, to the best of the Company’s knowledge, threatened.  The accruals and reserves on the books and records of the Company in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the date of the most recent audited consolidated financial statements, the Company has not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any U.S. or Canadian federal, state, provincial, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

(pp)  There are no transfer taxes or other similar fees or charges under Canadian or U.S. federal law or the laws of any state, province or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agency Agreement and the Warrant Agreement or the issuance and sale by the Company of the Securities.

(qq)  No dispute between the Company or any Subsidiary and any local, native or indigenous group exists or is to the best of the Company’s knowledge threatened or imminent with respect to any of the properties or exploration activities of the Company or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(rr)  No labor disturbance by the employees of the Company or any Subsidiary exists or, to the best of the Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

(ss)  No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company would have any liability which could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; each employee benefit plan for which the Company would have any liability is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan”; and each plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(tt)  There has been no storage, generation, transportation, handling, use, treatment, disposal, discharge, emission, contamination, release or other activity involving any kind of hazardous, toxic or other wastes, pollutants, contaminants, petroleum products or other hazardous or toxic substances, chemicals or materials (“Hazardous Substances”) by, due to, on behalf of, or caused by the Company or any Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any Subsidiary is or may be liable) upon any property now or previously owned, operated, used or leased by the Company or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit, common law provision or other legally binding standard relating to pollution or protection of human health and the environment (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  There has been no disposal, discharge, emission contamination or other release of any kind at, onto or from any such property or into the environment surrounding any such property of any Hazardous Substances with respect to which the Company has knowledge, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There is no pending or, to the best of the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company.  No property of the Company or any Subsidiary is subject to any lien under any Environmental Law.  The Company is not subject to any order, decree, agreement or other individualized legal requirement related to any Environmental Law, which, in any case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

(uu)  The Company or, to the Company’s knowledge, any of its employees or agents, has not at any time during the last five years (i) made any unlawful contribution to any candidate for non-United States office, or failed to disclose fully any such contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.  The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.  The Company or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is not currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(vv)  The Company and each Subsidiary (i) is not in violation of its articles of incorporation, by-laws, or other organizational documents, (ii) is not in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, U.S., Canadian or foreign, except (in the case of clauses (ii) and (iii) above) for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(ww)  The Company has complied with the requirements of Rule 433 under the Securities Act with respect to each Issuer Free Writing Prospectus, if any, including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to any such Issuer Free Writing Prospectus.  The Company has not (i) distributed any offering material in connection with the Offering other than the Preliminary Prospectuses, the Prospectuses and any Issuer Free Writing Prospectus set forth on Annex IV hereto, or (ii) filed, referred to, approved, used or authorized the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering of the Units, except for any Issuer Free Writing Prospectus set forth in Annex IV hereto and any electronic road show previously approved by the Co-Lead Agents.

(xx)  The Company is a reporting issuer in the Canadian Jurisdictions and is not on the list of defaulting issuers maintained under the securities legislation of each of the Canadian Jurisdictions.

(yy)  Corporate Stock Transfer, Inc. at its principal offices in the City of Denver, Colorado is the duly appointed registrar and transfer agent of the Company in the United States and Warrant Agent with respect to the Warrants, and Equity Financial Trust Company at its principal offices in the City of Vancouver, British Columbia is the duly appointed non-record keeping registrar and transfer agent of the Company in Canada, with respect to the Common Stock.

(zz)  The minute books and corporate records of the Company and each of the Subsidiaries are true and correct in all material respects and contain all minutes of all meetings and all resolutions of the directors (and any committees of such directors) and stockholders of the Company as at the date hereof and at the Closing Date will contain the minutes of all meetings and all resolutions of the directors (and any committees of such directors) and stockholders of the Company.

(aaa)  Each stock option granted under any stock option plan of the Company (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per share of Common Stock on the grant date of such option, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof) of the Company, as applicable, and (iii) has been properly accounted for in the Company’s financial statements and disclosed, to the extent required, in the Company’s filings or submissions with the Commission and the Canadian Qualifying Authorities.

(bbb)  The Company and its Subsidiaries hold either freehold title, mining leases, mining concessions, mining claims or participating interests or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which a particular property is located, in respect of the ore bodies and minerals located in properties in which the Company and its Subsidiaries have an interest as described in the Canadian Prospectuses, the Registration Statement and the U.S. Prospectuses, in each case under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, subject to such limitations as described in the Canadian Prospectuses, the Registration Statement and the U.S. Prospectuses. Other than as disclosed in the Registration Statement, the U.S. Prospectuses and the Canadian Prospectuses, all property, leases or claims in which the Company or any Subsidiary has an interest or right have been validly located and recorded in accordance with all applicable laws and are valid and subsisting except where the failure to be so located or recorded would not have a Material Adverse Effect. Other than as disclosed in the Registration Statement, the U.S. Prospectuses and the Canadian Prospectuses, the Company and its Subsidiaries have all necessary surface rights, access rights and other necessary rights and interests relating to the properties in which the Company and its Subsidiaries have an interest as described in the Canadian Prospectuses, the Registration Statement and the U.S. Prospectuses granting the Company or the applicable Subsidiary, the right and ability to explore for minerals, ore and metals for development purposes as are appropriate in view of the rights and interest therein of the Company or applicable Subsidiary, with only such exceptions as do not interfere with the use made by the Company or applicable Subsidiary of the rights or interest so held, and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of the Company or a Subsidiary except where the failure to be so would not have a Material Adverse Effect.

(ccc)  The Company  has been a reporting company for at least three years and timely in its reporting obligations under the Exchange Act and the rules and regulations of the Commission thereunder during the past twelve months.

Any certificate signed by or on behalf of the Company and delivered to the Co-Lead Agents or to counsel for the Agents shall be deemed to be a representation and warranty by the Company to each Agent as to the matters covered thereby.

2.  Agreement to Act as Agents; Offering of Securities.  On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth:

(a)  The Company hereby authorizes the Agents to act as its exclusive agents in connection with the Offering.  Prior to the earlier of (i) the date on which this Agency Agreement is terminated and (ii) the Closing Date (as defined below), the Company shall not, without the prior written consent of the Co-Lead Agents, solicit or accept offers to purchase any equity securities of the Company (other than pursuant to the exercise of options or warrants to purchase Common Stock that are outstanding at the date hereof) otherwise than through the Agents in accordance herewith.

(b)  The Agents hereby agree, as agents of the Company, to use their commercially reasonable best efforts to solicit offers to purchase all or part of the Units from the Company upon the terms and conditions set forth in the Prospectuses.  The Agents shall make commercially reasonable best efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Units has been solicited by the Agents and accepted by the Company, but the Agents shall not have any liability to the Company in the event that any such purchase is not consummated for any reason.  Under no circumstances will the Agents be obligated to underwrite or to purchase any Units for their own accounts or otherwise provide any financing and, in soliciting purchases of Units, the Agents shall act solely as the Company's agents and not as principals.  Notwithstanding the foregoing, it is understood and agreed that the Agents (or their affiliates) may, solely at their discretion and without any obligation to do so, purchase Units as principals.

(c)  Subject to the provisions of this Section 2, offers for the purchase of Units may be solicited by the Agents as agents for the Company at such times and in such amounts as the Agents deem advisable. Each Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase the Units received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

(d)  As compensation for the services rendered to the Company by the Agents in respect of the Offering, the Company will pay to the Agents, in U.S. currency, an aggregate amount equal to six percent (6%) of the gross proceeds received by the Company from the sale of the Units, other than Units sold to purchasers arranged by the Company, on the Closing Date (as defined below) and the Company will issue compensation options (the “Compensation Options”) to the Agents on the Closing Date exercisable to acquire that number of Units equal to 6.0% of the aggregate number of Units issued under the Offering, other than Units issued to purchasers arranged by the Company, on the same terms as the Offering (collectively, the “Agency Fee”), payable on the Closing Date.  Each Compensation Option shall entitle the holder thereof to acquire one share of Common Stock (a “Compensation Share”) at a price of $0.40 per Compensation Share for a period of 18 months from the Closing Date.  In the case of Units sold to purchasers arranged by the Company up to a maximum of $2,500,000 of gross proceeds, the Agency Fee shall be reduced to 3% cash compensation and 3% Compensation Options.  The Agency Fee will be paid and issued to (as applicable) divided among the Agents pro rata based on the percentages noted in Schedule I hereto.

(e)  No Units which the Company has agreed to sell pursuant to this Agency Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until the appropriate corresponding amount of Shares and Warrants shall have been delivered to the Co-Lead Agents acting on behalf of the purchasers thereof against payment by the Co-Lead Agents on behalf of such purchasers, in each case in accordance with this Agency Agreement.  If the Company shall default in its obligations to deliver the Units to the Co-Lead Agents acting on behalf of a purchaser, the Company shall indemnify and hold the Agents harmless against any loss, claim, damage or liability directly or indirectly arising from or as a result of such default by the Company.

(f)  The Shares and Warrants are immediately separable and will be issued separately. Payment of the purchase price for the Units, and delivery of certificates representing the Shares and Warrants shall be made at the offices of Davis Graham & Stubbs LLP or at such other place as shall be agreed upon by the Co-Lead Agents and the Company, at 9:00 a.m., New York City time, on February 14, 2013, or such other time and date as the Co-Lead Agents and the Company may agree upon in writing (such time and date of payment and delivery being herein called the “Closing Date”).  Delivery of the certificates representing the Shares will be made through the facilities of The Depository Trust Company for the respective accounts of  the PI Financial Corp. acting on behalf of the purchasers, and delivery of the certificates representing the Warrants will be made by the Warrant Agent, in each case, against payment of the purchase price for the Units by wire transfer in same day funds to or as directed in writing by the Company in the manner described below.  Certificates for the Shares and Warrants shall be registered in such name or names and shall be in such denominations as the Co-Lead Agents may request.  The Company will permit the Co-Lead Agents to examine and package such certificates for delivery at least one full business day prior to the Closing Date.  Each purchaser shall deposit its respective payment of the purchase price for the Units into an account or accounts established with the Agents.  On the Closing Date, the Agents shall, with respect to each such purchaser, cause the purchase price for such Units, reduced by an amount equal to the sum of the aggregate Agency Fee payable to the Agents and Agents’ expenses , including reasonable fees and expenses of legal counsel (not to exceed US$180,000, exclusive of disbursements and applicable taxes), with respect to the sale of such Units, to be wired from such accounts to an account designated by the Company in exchange for the release of such purchaser’s Units.

(g)  The Company acknowledges and agrees that (i) the terms of this Agency Agreement and the Offering (including the price of the Units) were negotiated at arm’s length between sophisticated parties represented by counsel; (ii) no fiduciary or advisory relationship between the Company and the Agents has been created as a result of any of the transactions contemplated by this Agency Agreement or the process leading to such transactions, irrespective of whether any Agent has advised or is advising any such party on other matters, (iii) the Agents’ obligations to the Company in respect of the Offering are set forth in this Agency Agreement in their entirety and (iv) it has obtained such legal, tax, accounting and other advice as it deems appropriate with respect to this Agency Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and it is not relying on the Agents with respect to any such matters.

3.  Covenants of the Company.  In addition to the other covenants and agreements of the Company contained herein, the Company further covenants and agrees with each of the Agents that:

(a)  As of the date hereof the Company is not a “controlled foreign corporation” as such term is defined in the Internal Revenue Code and does not expect to become a controlled foreign corporation.

(b)  The Company shall prepare the U.S. Prospectus in a form approved by you and file such U.S. Prospectus pursuant to, and within the time period specified in, Rule 424(b) and Rule 430B under the Securities Act.  The Company shall prepare the Canadian Prospectus in a form approved by the Co-Lead Agents and file such Canadian Prospectus pursuant to, and within the time period specified under the MJDS Rule.  Prior to the termination of the Offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement or amendment to the Prospectuses unless the Company has furnished a copy to the Co-Lead Agents and their legal counsel for their review prior to filing and will not file any such proposed amendment or supplement to which the Co-Lead Agents reasonably object.  The Company will cause the Prospectuses, properly completed, and any supplement thereto to be filed, each in a form approved by the Co-Lead Agents with the Canadian Qualifying Authorities in accordance with the MJDS Rule (in the case of the Canadian Prospectus) and with the Commission (in the case of the U.S. Prospectus) within the time period prescribed and will provide evidence satisfactory to the Co-Lead Agents of such timely filings. The Company will promptly advise the Co-Lead Agents (1) when the U.S. Prospectus, and any supplement thereto, shall have been filed with the Commission, (2) when the Canadian Prospectus shall have been filed with the Canadian Qualifying Authorities pursuant to the MJDS Rule, (3) when, prior to termination of the Offering of the Units, any amendment to the Registration Statement or the Canadian Prospectus shall have been filed or become effective or a Receipt in respect of any such amendment has been issued, as the case may be, (4) of any request by the Canadian Qualifying Authorities or the Commission for any amendment of or supplement to the Canadian Prospectus, the Registration Statement or the U.S. Prospectus, as applicable, or for any additional information, (5) of the Company’s intention to file, or prepare any supplement or amendment to, the Registration Statement, the Prospectuses, or any Issuer Free Writing Prospectus, (6) of the time when any amendment to the Canadian Prospectus has been filed with or receipted by the Canadian Qualifying Authorities, or of the filing with or mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the U.S. Prospectus, (7) of the issuance by the Canadian Qualifying Authorities or the Commission of any cease trade order or any stop order suspending the effectiveness of the Canadian Prospectus or the Registration Statement, as applicable, or any post-effective amendment thereto, or suspending the use of any of the Prospectuses, or any Issuer Free Writing Prospectus or, in each case, of the initiation or threatening of any proceedings therefor, (8) of the receipt of any comments or communications from the Canadian Qualifying Authorities, the Commission or any other regulatory authority relating to the Prospectuses, the Registration Statement, or the listing of the Shares, the Warrant Shares and the Compensation Shares on the TSX or the NYSE MKT, and (9) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Units, Shares, Warrants, Warrant Shares or Compensation Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose.  If the Canadian Qualifying Authorities or the Commission shall propose or enter a cease trade order or a stop order at any time, the Company will use its reasonable best efforts to prevent the issuance of any such cease trade order or stop order and, if issued, to obtain the lifting of such order as soon as possible.

(c)  The Company will prepare and file with the Commission, promptly after the execution of this Agency Agreement, and in any event no later than 5:30 p.m. (New York City time) on the date of this Agency Agreement, the U.S. Prospectus.

(d)  The Company will prepare and file with the Canadian Qualifying Authorities, promptly after the execution of this Agency Agreement, and in any event no later than 5:30 p.m. (New York City time) on the date of this Agency Agreement, and in conformity in all material respects with applicable Canadian Securities Laws, the Canadian Prospectus.

(e)  If at any time when a prospectus relating to the Securities (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act, any event shall have occurred as a result of which the Preliminary Prospectuses (prior to the availability of the Prospectuses) or the Prospectuses as then amended or supplemented would, in the judgment of the Agents or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances existing at the time of delivery of such Preliminary Prospectuses or Prospectuses (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) to the purchaser, not misleading, or if to comply with the Securities Act, the Exchange Act, the Rules and Regulations or Canadian Securities Laws, it shall be necessary at any time to amend or supplement the Preliminary Prospectuses, the Prospectuses, the Registration Statement, or the Canadian Base Prospectus, or to file any document incorporated by reference in the Registration Statement or the Prospectuses or in any amendment thereof or supplement thereto, the Company will notify the Co-Lead Agents promptly and prepare and file with the Commission and the Canadian Qualifying Authorities an appropriate amendment, supplement or document (in form and substance satisfactory to the Co-Lead Agents) that will correct such statement or omission or effect such compliance, and will use its reasonable best efforts to have any amendment to the Registration Statement declared effective as soon as possible and/or obtain a receipt therefor, issued in accordance with the MJDS Rule, from the Canadian Qualifying Authorities as soon as possible.  The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act in connection with the offer or sale of the Securities, will file all reports and other documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the rules and regulations thereunder, and with the Canadian Qualifying Authorities pursuant to Canadian Securities Laws, within the time periods required thereby.

(f)  The Company will not, without the prior consent of the Co-Lead Agents, (i) make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except for any Issuer Free Writing Prospectus set forth in Annex IV hereto and any electronic road show previously approved by the Co-Lead Agents, or (ii) file, refer to, approve, use or authorize the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering of the Securities.  If at any time any event shall have occurred as a result of which any Issuer Free Writing Prospectus as then amended or supplemented would, in the judgment of the Agents or the Company, conflict with the information in the Registration Statement, the Preliminary Prospectuses or the Prospectuses as then amended or supplemented or would, in the judgment of the Agents or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act or the Rules and Regulations it shall be necessary at any time to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Co-Lead Agents promptly and, if requested by the Co-Lead Agents, prepare and furnish without charge to each Agent an appropriate amendment or supplement (in form and substance satisfactory to the Co-Lead Agents) that will correct such statement, omission or conflict or effect such compliance.

(g)  The Company has complied and will comply in all material respects with the requirements of Rule 433 with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to each such Issuer Free Writing Prospectus.

(h)  The Company will promptly deliver to each of the Agents conformed copies of the Canadian Base Prospectus, the Canadian Preliminary Prospectus and the Canadian Prospectus and any amendment or supplement thereto, signed and certified as required by Canadian Securities Laws, a copy of any other document required to be filed by the Company in compliance with Canadian Securities Laws in connection with the Offering, a conformed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith.  The Company will promptly deliver to each of the Agents such number of copies of the Preliminary Prospectuses, Prospectuses and the Registration Statement, all amendments of and supplements to such documents, if any, as the Agents may reasonably request.  Prior to 10:00 a.m., New York time, on the business day next succeeding the date of this Agency Agreement and from time to time thereafter, the Company will furnish the Agents with copies of the Prospectuses in Newport Beach, Toronto and Vancouver, in such quantities as the Agents may reasonably request.

(i)  Promptly from time to time, the Company will use its reasonable best efforts, in cooperation with the Co-Lead Agents, to qualify the Securities for offering and sale under the securities laws relating to the offering or sale of the Securities of such jurisdictions, domestic or foreign, as the Co-Lead Agents may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject nor, except in the United States or Canada, shall the offering or sale be made in any jurisdiction which would require registration of the Securities or require the Company to file a prospectus in such jurisdiction or subject the Company to ongoing reporting requirements in such jurisdiction

(j)  The Company will make generally available to its security holders as soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(k)  The Company shall use its best efforts during the term of the Warrants to maintain the effectiveness of one or more registration statements covering of the issuance and sale of the Warrant Shares, and shall take such other action to ensure that Warrant Shares shall not be subject to restrictions on resale under the Securities Act by persons that are not affiliates of the Company (provided, however, that nothing shall prevent the amalgamation, merger or sale of the Company, including any take-over bid, and any associated delisting or deregistration or ceasing to be a reporting issuer, provided that, so long as the Warrants are outstanding and represent a right to acquire securities of the acquiring company, the acquiring company shall assume the Company’s obligations under the Warrant Agreement).

(l)  During the period of 90 days from the Closing Date (the “Lock-Up Period”), without the prior written consent of the Co-Lead Agents, the Company (i) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security, or make any public announcement of any of the foregoing, (ii) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the Rules and Regulations) with respect to any Relevant Security, and (iii) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration; and the Company will obtain an undertaking in substantially the form of Annex III hereto of each of its officers and directors listed on Schedule II attached hereto, not to engage in any of the aforementioned transactions on their own behalf, other than the sale of Securities as contemplated by this Agency Agreement and (i) the Company’s issuance of Common Stock upon the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof; (ii) the Company’s issuance of Common Stock upon the exercise of currently outstanding options; (iii) the Company’s issuance of Common Stock upon the exercise of currently outstanding warrants or the Warrants; and (iv) the grant and exercise of options under, or the issuance and sale of shares pursuant to, employee stock option plans in effect on the date hereof, each as described in the Registration Statement, the Preliminary Prospectuses and the Prospectuses and (v) the Company’s issuance of up to 10% of its issued and outstanding Common Stock at the date hereof in connection with the acquisition of any business, property or asset that is consistent with the business of the Company as presently carried on, as described in the Registration Statement, the Preliminary Prospectuses and the Prospectuses.  During the Lock-up Period, the Company will not qualify a prospectus under Canadian Securities Laws or file a registration statement under the Securities Act in connection with any transaction by the Company or any person that is prohibited pursuant to the foregoing, except for registration statements on Form S-8 relating to employee benefit plans.

(m)  For a period of two (2) years following the date hereof, the Company will use its best efforts to maintain its status as a reporting issuer not in default under Canadian Securities Laws.

(n)  For a period of two (2) years following the date hereof, the Company will use its best efforts to effect and maintain the listing of the Shares on the TSX and the NYSE MKT.

(o)  The Company, during the period when the U.S. Preliminary Prospectus or the U.S. Prospectus is required to be delivered under the Securities Act or the Exchange Act in respect of the offer and sale of the Units, will file all documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

(p)  The Company shall use its commercially reasonable efforts to maintain the effectiveness of the Registration Statement or another shelf registration statement providing for the registration of the offering of the Warrant Shares until the earlier of the expiration date of the Warrants and the date upon which all such Warrants have been exercised.

(q)  The Company has and will comply in all material respects with the disclosure requirements of (i) the conflict mineral rules promulgated by the Commission pursuant to Rule 13p-1 of the Exchange Act and (ii) the Iran Threat Reduction and Syria Human Rights Act of 2012.

(r)  The Company has, and will, comply in all material respects with all applicable securities laws (including Canadian Securities Laws) and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(s)  The Company will not take, and will cause its subsidiaries not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock, Warrants or Warrant Shares.

(t)  From the date of this Agreement until the end of the distribution of the Units under the Canadian Prospectus and the U.S. Prospectus, the Company shall promptly notify the Lead Agents, on behalf of the Agents of:

(i)              any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise whether or not arising in the ordinary course of business;

(ii)             any change in any fact contained in the Registration Statement, the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus or the U.S. Prospectus, which change is or may reasonably be expected to be of such a nature as to render the Registration Statement, the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus or the U.S. Prospectus, misleading or untrue in any material respect or result in a misrepresentation therein; or

(iii)              any change in applicable laws, materially and adversely affecting, or which may reasonably be expected to materially and adversely affect, the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, the Common Stock or the distribution of the Units under the Canadian Prospectus or the U.S. Prospectus.

(u)  The Company will apply the net proceeds from the sale of the Units substantially as set forth under the caption “Use of Proceeds” in the Preliminary Prospectuses and the Prospectuses

(v)  The Company will not take, and will cause its affiliates (within the meaning of Rule 144 under the Securities Act) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(w)  The Company shall provide the Co-Lead Agents with a draft of any press release to be issued in connection with the Offering of the Units, and will provide the Co-Lead Agents and their counsel sufficient time to comment thereon and will accept all reasonable comments of the Co-Lead Agents and their counsel on such press releases.

(x)  Each Agent, severally and not jointly, covenants and agrees with the Company that such Agent will not use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) without the prior written consent of the Company, except for any Issuer Free Writing Prospectus set forth in Annex IV hereto and any electronic road show previously approved by the Co-Lead Agents.  The Company and each Agent, severally and not jointly, agrees that any such free writing prospectus, the use of which has been consented to by the Company and the Agents, is listed in Annex IV hereto.

4.  Payment of Expenses.  Whether or not the transactions contemplated by this Agency Agreement, the Registration Statement and the Prospectuses are consummated or this Agency Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectuses, the Preliminary Prospectuses, the Prospectuses, any Issuer Free Writing Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Agents; (ii) the preparation, issuance and delivery of the Warrant Agreement; (iii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the qualification of the Securities under Canadian Securities Laws, the registration of the Securities under the Securities Act and the Offering; (iii) the cost of producing this Agency Agreement and any agreement among Agents, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state or foreign securities, or “blue sky”, laws as provided in Section 3(i) hereof, including the fees and disbursements of counsel for the Agents in connection with such qualification and in connection with any blue sky survey; (v) the filing fees incident to, and the fees and disbursements of counsel for the Agents (not to exceed US$180,000 exclusive of disbursements and applicable taxes) in connection with compliance with the rules and regulations of FINRA in connection with the Offering; (vi) all fees and expenses in connection with listing the Shares and Warrant Shares on the TSX and the NYSE MKT; (vii) all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Units; and (viii) any transfer taxes incurred in connection with this Agency Agreement or the Offering.  The Company also will pay or cause to be paid: (a) the cost of preparing certificates representing the Shares, Warrants and Warrant Shares; (b) the cost and charges of any transfer agent or registrar for the Shares and the Warrant Agent; (c) the reasonable actual and accountable costs and expenses of the Agents, including the fees of their counsel, any experts or consultants retained by them and other out of pocket expenses incurred by them in connection with the transactions contemplated by this Agency Agreement except that the Company shall only be responsible for up to US$180,000 of the legal fees of the Agents’ counsel (exclusive of disbursements and applicable taxes); and (d) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 4.  It is understood, however, that except as provided in this Section 4 and in Sections 6, 7 and 9 hereof, the Agents will pay their own costs and expenses in connection with the transactions contemplated by this Agency Agreement.

5.  Conditions of Agents’ Obligations.  The respective obligations of the several Agents hereunder shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date, to the performance by the Company of all of its obligations hereunder, and to each of the following additional conditions:

(a)  The Canadian Prospectus shall have been filed with the Canadian Qualifying Authorities and the U.S. Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 3 hereof; no order of any securities commission, securities regulatory authority or stock exchange in Canada to cease distribution of the Shares and Warrants under the Canadian Prospectus, as amended or supplemented, shall have been issued, and no proceedings for such purpose shall have been instituted or, to the knowledge of the Company, threatened; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no stop order suspending or preventing the use of any U.S. Preliminary Prospectus Supplement, the U.S. Preliminary Prospectus, the U.S. Prospectus, or any Issuer Free Writing Prospectus, shall have been issued by the Commission and no proceedings therefor shall have been initiated or threatened by the Commission; all requests for additional information on the part of the Canadian Qualifying Authorities or the Commission shall have been complied with to the Agents’ reasonable satisfaction; and all necessary regulatory or stock exchange approvals shall have been received.

(b)  At the Closing Date, you shall have received the written opinion of Blake, Cassels & Graydon LLP, Canadian counsel for the Company, dated the Closing Date and addressed to the Agents, in form and substance satisfactory to the Co-Lead Agents, to the effect set forth in Annex I hereto.

(c)  At the Closing Date, you shall have received the written opinion of Davis Graham & Stubbs LLP, United States counsel for the Company, dated the Closing Date and addressed to the Agents, in form and substance satisfactory to the Co-Lead Agents, to the effect set forth in Annex II hereto.

(d)  At the Closing Date, you shall have received the written opinions of counsel to the Company, dated the Closing Date and addressed to the Agents, in form and substance satisfactory to the Co-Lead Agents, as to title by the Company of Sierra Mojada, corporate matters concerning Metalline Inc., Contratistas de Sierra Mojada S.A. de C.V., Minera Metalin S.A. de C.V. and Minas De Coahuila SBR SA De CV and with respect to such matters related to the transactions contemplated hereby reasonably requested by the Agents.

(e)  At the Closing Date, you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, in form and substance satisfactory to the Agents, as to the accuracy of the representations and warranties of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Date, and as to the matters set forth in subsections (a) and (i) of this Section 5, and as to such other matters as you may reasonably request.

(f)  At the time this Agency Agreement is executed, you shall have received a comfort letter, from Hein and Associates LLP, independent registered public accountants for the Company, dated as of the date of this Agency Agreement and addressed to the Agents, and in form and substance reasonably satisfactory to the Agents and Agents’ Counsel.

(g)  At the Closing Date, you shall have received from Hein and Associates LLP dated as of the Closing Date, a letter to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (g) of this section, and addressed to the Agents, and in form and substance reasonably satisfactory to the Agents and Agents’ Counsel.

(h)  The Company shall not have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectuses and the Prospectuses, any material loss or interference with its business or properties from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, other than as set forth in the Preliminary Prospectuses and the Prospectuses (exclusive of any amendment or supplement thereto); and subsequent to the dates as of which information is given in the Registration Statement, the Preliminary Prospectuses and the Prospectuses (exclusive of any amendment or supplement thereto), there shall not have been any change in the capital stock or long-term or short-term debt of the Company or any change or any development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, individually or taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Co-Lead Agents, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Preliminary Prospectuses and the Prospectuses (exclusive of any amendment or supplement thereto).

(i)  At the Closing Date, the Warrant Agreement shall have been duly authorized by the Company and duly executed and delivered by each of the Company and the Warrant Agent.

(j)  At the Closing Date, the Shares, Warrant Shares and the Compensation Shares shall have been conditionally approved for listing on the TSX and shall be approved for listing, subject to official notice of issuance, on the NYSE MKT.

(k)  By the Closing Date, the Agents shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Agents as described in the Initial Registration Statement.

(l)  The Company shall have furnished the Agents with the certificates representing the Compensation Options.

(m)  The Company shall have furnished the Agents and Agents’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agency Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Agents or to Agents’ Counsel pursuant to this Section 5 shall not be satisfactory in form and substance to the Co-Lead Agents and to Agents’ Counsel, all obligations of the Agents hereunder may be cancelled by the Co-Lead Agents at, or at any time prior to, the Closing Date.  Notice of such cancellation shall be given to the Company in writing or by telephone.  Any such telephone notice shall be confirmed promptly thereafter in writing.

6.  Offering of Units outside of United States and Canada

   (a)              The Company and, separately, each of the Agents, severally and not jointly, confirms, in relation to the Offering and any offering of the Securities in or into the United Kingdom, as follows:

(i)            it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000 (the “FSMA”)) in connection with the issue or sale of any Securities, in circumstances in which Section 21(1) of the FSMA does not apply;

(ii)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

(iii)           in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), it has not made, and will not make, an offer to the public of any Securities which are the subject of the Offering in that Relevant Member State, except that it may make an offer to the public in that Relevant Member State of any Securities at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(A)           to “qualified investors” as defined in the Prospectus Directive or (if the relevant provision has been implemented) the 2010 PD Amending Directive);

(B)           to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons in each Relevant Member State (other than qualified investors as defined in the Prospectus Directive or the 2010 PD Amending Directive), subject to obtaining the prior consent of the Agents;

(C)           in any other circumstances falling within Article 3(2) of the Prospectus Directive as amended (to the extent implemented) by Article 1(3) of the 2010 PD Amending Directive;

provided that no such offer of Securities shall result in a requirement for the publication of a prospectus pursuant to Article 3 of the Prospectus Directive as amended (to the extent implemented in that Relevant Member State) by Article 1(3) of the 2010 PD Amending Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase any Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU and includes any relevant implementing measure in each Relevant Member State.

7.  Indemnification.

(a)  The Company shall indemnify and hold harmless each Agent, each of the officers and directors of each Agent and each other person, if any, who controls any Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under Canadian Securities Laws, the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Preliminary Prospectuses or the Prospectuses, as originally filed or in any supplement thereto or amendment thereof, in the Registration Statement, as originally filed or any amendment thereof, or in any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or (B) in any other materials or information provided to investors by, or with the approval of, the Company in connection with the Offering, including in any “road show” (as defined in Rule 433 under the Securities Act) for the Offering (“Marketing Materials”), or (ii) the omission or alleged omission to state in the Preliminary Prospectuses or the Prospectuses, as originally filed or in any supplement thereto or amendment thereof, in the Registration Statement, as originally filed or any amendment thereof, or in any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of any prospectus) not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent through the Co-Lead Agents expressly for use therein.  The parties agree that such information provided by or on behalf of any Agent through the Co-Lead Agents consists solely of the material referred to in Section 15 hereof.  This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agency Agreement.

(b)   Each Agent, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Canadian Prospectuses and the Registration Statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under Canadian Securities Laws, the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectuses or the Prospectuses, as originally filed or any amendment thereof or amendment thereto, or in the Registration Statement, as originally filed or any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Agent through the Co-Lead Agents specifically for use therein; provided, however, that in no case shall any Agent be liable or responsible for any amount in excess of the Agency Fees received by such Agent hereunder.  The parties agree that such information provided by or on behalf of any Agent through the Co-Lead Agents consists solely of the material referred to in Section 14 hereof.

(c)  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 6 to the extent that it is not materially prejudiced as a result thereof or otherwise has notice of any such action, and in any event shall not retrieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party.  Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case (including one local counsel in each relevant jurisdiction), but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties.  No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 6 or Section 7 hereof (whether or not the indemnified party is an actual or potential party thereto), unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party.

8.  Contribution.  In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Agents shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Agents, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Canadian Prospectuses and the Registration Statement and each director of the Company) as incurred to which the Company and one or more of the Agents may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Agents from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Agents in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Agents shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of the Agency Fee but before deducting expenses) received by the Company bears to (y) the Agency Fee received by the Agents, in each case as set forth in the table on the cover page of the U.S. Prospectus.  The relative fault of each of the Company and of the Agents shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 7, (i) no Agent shall be required to contribute any amount in excess of the amount by which the Agency Fee applicable to the Units distributed to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each person, if any, who controls an Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Agent, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each officer and director of the Company shall have the same rights to contribution as the Company subject in each case to clauses (i) and (ii) of the immediately preceding sentence.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise.  The obligations of the Agents to contribute pursuant to this Section 7 are several in proportion to the respective number of Units to be placed by each of the Agents hereunder (as set forth in Schedule 1 hereto) and not joint.

9.  Survival of Representations and Agreements.  All representations and warranties, covenants and agreements of the Agents and the Company contained in this Agency Agreement or in certificates of officers of the Company submitted pursuant hereto, including the agreements contained in Section 4, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Agent or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares and Warrants to and by the Agents, subject only to the applicable limitation period prescribed by law.  The representations contained in Section 1 and the agreements contained in Sections 4, 7, 8, 9 and 10 hereof shall survive any termination of this Agency Agreement, including termination pursuant to Section 10 hereof.

10.  Effective Date of Agreement; Termination.

(a)  This Agency Agreement shall become effective when the parties hereto have executed and delivered this Agency Agreement.

(b)  The Agents shall have the right to terminate this Agency Agreement at any time prior to the Closing Date, if, at or after 9 a.m. (New York time) on the date hereof, (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Agents will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading in the Common Stock shall have been suspended by the Commission, the Canadian Qualifying Authorities, the TSX, the NYSE MKT or trading in securities generally on the NYSE MKT or on the TSX shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE MKT or TSX or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any U.S. or Canadian federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the reasonable judgment of the Agents, makes it impracticable or inadvisable to proceed with the Offering, as the case may be, on the terms and in the manner contemplated by the Prospectuses.

(c)  Any notice of termination pursuant to this Section 10 shall be in writing.

11.  Notices.  All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a)  if sent to any Agent, shall be delivered, or faxed and confirmed in writing, to such Agent c/o PI Financial Inc., 1900 – 666 Burrard Street, Vancouver, British Columbia V6C 3N1, Attention:  Jim Mustard with a copy to Dorsey & Whitney LLP at 1400 Wewatta Street, Suite 400, Denver, Colorado  80201 Attention: Kenneth Sam and to Wildeboer Dellelce LLP,365 Bay Street, Suite 800, Toronto, Ontario, M5H 2V1, Attention: Robert Fonn.

(b)   if sent to the Company, shall be delivered, or faxed and confirmed in writing to the Company and its Canadian and U.S. counsel at the addresses set forth in the Registration Statement;

provided, however, that any notice to an Agent pursuant to Section 7 shall be delivered or sent by facsimile transmission to such Agent at its address set forth in its acceptance facsimile to the Co-Lead Agents, which address will be supplied to any other party hereto by the Co-Lead Agents upon request.  Any such notices and other communications shall take effect at the time of receipt thereof.

12.  Parties.  This Agency Agreement shall inure solely to the benefit of, and shall be binding upon, the Agents and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agency Agreement or any provision herein contained.  This Agency Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation.  The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares and Warrants from any of the Agents.

13.  Governing Law and Jurisdiction; Waiver of Jury Trial.  This Agency Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the Federal Laws of Canada applicable therein.  The Company irrevocably (a) submits to the jurisdiction of any court of the Province of British Columbia (each a “B.C. Court”) for the purpose of any suit, action, or other proceeding arising out of this Agency Agreement, or any of the agreements or transactions contemplated by this Agency Agreement, the Registration Statement and the Prospectuses (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any B.C. Court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any B.C. Court or from any legal process therein, (d) agrees not to commence any Proceeding other than in a B.C. Court, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.  THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGENCY AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGENCY AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

14.  Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Agents could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given.  The obligations of the Company in respect of any sum due from it to any Agent shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Agent of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Agent may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Agent hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Agent against such loss.  If the U.S. dollars so purchased are greater than the sum originally due to such Agent hereunder, such Agent agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Agent hereunder.

15.  Information Provided by the Agents.   The parties acknowledge and agree that, for purposes of Sections 1(c), 1(d), 1(e), 1(f), 1(g) and 7 hereof, the information provided by or on behalf of any Agent consists solely of the legal names of any Agents contained on the cover page of the Prospectuses and the legal names of the Agents and the breakdown of responsibility for the placement of Units among the Agents under the section heading “Plan of Distribution” in the Prospectuses.

16.  No Fiduciary Relationship.  The Company hereby acknowledges that the Agents are acting solely as Agents in connection with the purchase and sale of the Company’s securities contemplated hereby.  The Company further acknowledges that the Agents are acting pursuant to a contractual relationship created solely by this Agency Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Agents act or be responsible as a fiduciary to the Company, its management, shareholders or creditors or any other person in connection with any activity that the Agents may undertake or have undertaken in furtherance of such purchase and sale of the Company’s securities, either before or after the date hereof.  The Agents hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agency Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect.  The Company and the Agents agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Agents to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company.  The Company and the Agents agree that the Agents are acting as principal and not the fiduciary of the Company and no Agent has assumed, and no Agent will assume, any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Agent has advised or is currently advising the Company on other matters).  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Agents with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agency Agreement or any matters leading up to such transactions.

17.  Counterparts.  This Agency Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agency Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

18.  Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agency Agreement.

19.  Time is of the Essence.  Time shall be of the essence of this Agency Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

20.  Severability. The invalidity or unenforceability of any particular provision of this Agency Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agency Agreement.

21.  Over-Allotment Option.

(a)
The Company hereby grants to the Agents, for the purpose of covering over-allotments (if any), the Over-Allotment Option to arrange for the purchase and sale of the Additional Units.  The Over-Allotment Option is exercisable in whole or in part at any time or times on or before 5:00 p.m. (Toronto time) on the 30th day following the Closing Date at a price per Additional Unit equal to $0.40.  For greater certainty, the Agents shall be paid the Agency Fee (as described in Section 2(d) hereof) in respect of the issue and sale of any Additional Units purchased and sold pursuant to the exercise of the Over-Allotment Option.  The Co-Lead Agents, on their own behalf and on behalf of the Agents, may exercise the Over-Allotment Option in whole or in part during the currency thereof by delivering written notice to the Company (the “Over-Allotment Notice”) specifying the number of Additional Units in respect of which the Over-Allotment Option is then being exercised.  If the Agents exercise the Over-Allotment Option, the Agents shall, on the closing date for the issuance and sale of the Additional Units, which shall be a date that is not less than two business days and not more than five business days after the date of the Over-Allotment Notice (such day to be specified by the Agents in their sole discretion), pay to the Company the aggregate purchase price for the Additional Units by wire transfer, certified cheque or bank draft in United States currency payable at par in Vancouver, British Columbia against delivery of the Additional Units (in either certificated and/or non-certificated form), registered as the Co-Lead Agents direct.  The applicable terms, conditions and provisions of this Agreement (including, without limitation, the provisions of section 5 relating to closing deliveries) shall apply mutatis mutandis to the closing of the issuance of any Additional Units pursuant to any exercise of the Over-Allotment Option and to the Additional Units.

(b)
In the event that the Company shall subdivide, consolidate, reclassify or otherwise change its Common Stock during the period in which the Over-Allotment Option is exercisable, appropriate adjustments will be made to the issue price of Additional Units and to the number of Additional Units issuable on exercise thereof such that the Agents are entitled to arrange for the sale of the same number and type of securities that the Agents would have otherwise arranged for had they exercised such Over-Allotment Option immediately prior to such subdivision, consolidation, reclassification or change.

[signature page follows]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours, SILVER BULL RESOURCES, INC.

By:	/s/ Timothy Barry
Name: Timothy Barry
Title: President & CEO

Accepted as of the date first above written

PI FINANCIAL CORP.

By:	/s/ J.W. Mustard
Name: J.W. Mustard
Title: Vice President, Investment Banking, Mining

STIFEL NICOLAUS CANADA INC.

By:	/s/ Jamie Horvat
Name: Jamie Horvat
Title: Director

ROTH CAPITAL PARTNERS

By:	/s/ John Dalfonsi
Name: John Dalfonsi
Title: Managing Director

SCHEDULE I

Agent	Allocation of Agents’ Compensation
PI Financial Corp.	55%
Stifel Nicolaus Canada Inc..	30%
Roth Capital Partners	15%

Total	100%

SCHEDULE II

LIST OF DIRECTORS AND OFFICERS

Names	Positions
Brian Edgar	Chairman and Director
Tim Barry	President, Chief Executive Officer and Director
Murray Hitzman	Director
Daniel Kunz	Director
Joshua Crumb	Director
John McClintock	Director
Sean Fallis	Chief Financial Officer

SCHEDULE III

LIST OF SUBSIDIARIES

Names of Subsidiaries	Ownership
Metalline, Inc. (“Metalline”)	100% by Silver Bull
Contratistas de Sierra Mojada S.A. de C.V.	98% by Silver Bull and 2% by Metalline
Minera Metalin S.A. de C.V.	99.998% by Silver Bull and 0.002% by Metalline
Minas De Coahuila SBR S.A. de C.V.	100% by Minera Metalin S.A. de C.V.
Dome Ventures Corporation (“Dome”)	100% by Silver Bull
Dome Asia Inc.	100% by Dome
Dome International Global Inc.	100% by Dome
Dome Minerals Nigeria Limited	99.99% by Dome International Global Inc.
Dome Ventures SARL Gabon	100% by Dome International Global Inc.
Gabon Resources SARL	100% by Dome Ventures SARL Gabon
African Resources SARL Gabon	100% by Dome International Global Inc.

SCHEDULE IV

Sierra Mojada Concessions
Current Registered Beneficial Ownership

Name of Mining Claim	Title Certificate Number	Original Title Effective Date	Surface Area (Ha.)
Sierra Mojada	235371	November 18, 2009	4,818.4850
Sierra Mojada Fraccion I	235372	November 18, 2009	.04722
Sierra Mojada Fraccion II	235373	November 18, 2009	.0082
Sierra Mojada Fraccion III	235374	November 18, 2009	.3287
Sierra Mojada Fraccion IV	235375	November 18, 2009	1.1835
Mojada 3	226756	February 21, 2006	722.0000
Esmeralda	212169	September 22, 2000	117.5025
Esmeralda I	238678	October 11, 2011	95.5320
Esmeralda I Fraccion I	238679	October 11, 2011	.7404
Esmeralda I Fraccion II	238680	October 11, 2011	.0349
La Blanca	220569	August 28, 2003	33.5044
Fortuna	160461	August 21, 1974	13.9582
Vulcano	236714	August 25, 2010	4.5996
Unificacion Mineros Norteños	169343	November 11, 1981	336.7905
Los Ramones	223093	October 15, 2004	8.6039
El Retorno	216681	May 17, 2002	817.6548
El Retorno Fracc. 1	223154	October 26, 2004	5.5071
Volcan Dolores	224873	June 16, 2005	10.4946
Mojada 2	227585	July 18, 2006	3,500.0000
Dormidos	229323	April 10, 2007	2,326.0953
Agua Mojada	232165	July 2, 2008	2,900.0000
Cola Sola	238255	August 23, 2011	1,735.0000
Bicentenario	240072	April 12, 2012	359,669.6576
Alote Fraccion V	239511	December 14, 2011	2.1553
Alote Fraccion VI	239512	December 14, 2011	7.5366
Encinillas II	239731	February 14, 2012	8,706.0000
Encinillas	239743	February 14, 2012	2,560.0000
Alote Fraccion II	240281	May 16, 2012	2,251.7523
Alote Fraccion I	240327	May 22, 2012	1,198.2584
Alote Fraccion III	240328	May 22, 2012	1.6482

Concessions Under Option

Name of Mining Claim	Original Title Effective Date	Title Certificate Number	Surface Area (Ha.)
Anexas a Poder de Dios	April 29, 1991	190834	8.0000
Poder de Dios	September 23, 1992	196104	28.4828
Ampl. A Poder de Dios	October 29, 1999	210593	14.9256
La Perla	August 24, 1970	153429	27.8172
La India Dos	June 7, 2005	224736	9.8389
La India	December 15, 1998	208805	20.1458
Veta Rica o La Inglesa	September 7, 2010	236837	10.9877
Maravillas	September 26, 2000	212257	50.0000
Ampl. Sierra Mojada	September 6, 2001	214342	39.0049
Sierra Mojada	February 14, 2002	215267	50.0000
Olympia	September 22, 1992	195811	8.9747
Nuevo Dulces Nombres	October 9, 1975	162004	10.4523
Yolanda III	Marzo 25, 1975	161341	6.5052

ANNEX I

Form of Opinion of Blake, Cassels & Graydon LLP

1.	The Company is registered as an extra-provincial company under the Business Corporations Act (British Columbia) for the purpose of carrying on business in the Province of British Columbia.

2.
The Company is a reporting issuer in each of the Canadian Jurisdictions and the Company is not included on a list of defaulting reporting issuers maintained by any of the Canadian Qualifying Authorities that maintain such lists.

3.
All necessary documents have been filed, all requisite proceedings have been taken and all approvals, permits and consents of the appropriate regulatory authority in each of the Canadian Jurisdictions have been obtained by the Company to qualify: (i) the distribution to the public of the Shares and Warrants comprising the Units in each of the Canadian Jurisdictions through persons who are registered under applicable Canadian Securities Laws and who have complied with the relevant provisions of applicable Canadian Securities Laws; (ii) the grant to the Agents of the Compensation Options; and (iii) the grant of the Over-Allotment Option to the Agents.

4.
The issue and delivery by the Company of the Warrant Shares to be issued upon exercise of the Warrants by the holders thereof in accordance with the terms and conditions of the Warrant Indenture is exempt from, or is not subject to, the prospectus requirements of the Canadian Securities Laws and no documents are required to be filed, proceedings taken, or approvals, permits, consents or authorizations obtained under the Canadian Securities Laws (other than such as have been filed or obtained) to permit the issue and delivery of the Warrant Shares by the Company.

5.
The first trade in the Warrant Shares to be issued upon exercise of the Warrants is exempt from, or is not subject to, the prospectus requirements of the Canadian Securities Laws and no documents are required to be filed, proceedings taken or approvals, permits, consents, orders or authorizations required to be obtained under such laws to permit such trade made through persons who are registered under the Canadian Securities Laws who have complied with the requirements thereof, provided that, (a) the trade is not a “control distribution” (as defined in National Instrument 45-102 – “Resale of Securities”); and (b) the Company is a reporting issuer at the time of the trade.

6.
The issue and delivery by the Company of the Compensation Shares to be issued upon exercise of the Compensation Options by the holders thereof in accordance with the terms and conditions of the certificates representing the Compensation Options is exempt from, or is not subject to, the prospectus requirements of the Canadian Securities Laws and no documents are required to be filed, proceedings taken, or approvals, permits, consents or authorizations obtained under the Canadian Securities Laws (other than such as have been filed or obtained) to permit the issue and delivery of the Compensation Shares by the Company.

7.
The first trade in the Compensation Shares to be issued upon exercise of the Compensation Options is exempt from, or is not subject to, the prospectus requirements of the Canadian Securities Laws and no documents are required to be filed, proceedings taken or approvals, permits, consents, orders or authorizations required to be obtained under such laws to permit such trade made through persons who are registered under the Canadian Securities Laws who have complied with the requirements thereof, provided that, (a) the trade is not a “control distribution” (as defined in National Instrument 45-102 – “Resale of Securities”); and (b) the Company is a reporting issuer at the time of the trade.

8.
The Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to such other standard assumptions and qualifications including the qualifications that equitable remedies may be granted in the discretion of a court of competent jurisdiction and that enforcement of rights to indemnity, contribution and waiver of contribution may be limited by applicable law.

9.
The execution and delivery of the Agreement and the Warrant Agreement, and the performance of and compliance with the terms thereof, do not and will not result in the breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or constitute a default under any applicable laws of the Province of British Columbia or the federal laws of Canada applicable therein.

10.
The listing of the Shares, Warrant Shares and Compensation Shares on the Toronto Stock Exchange has been conditionally approved by the Toronto Stock Exchange, subject to the Company filing all of the documentation referred to in the letter of the Toronto Stock Exchange dated February ● 2013 on or before ●, 2013.

11.
The statements under the captions “Eligibility for Investment”, “Certain Federal Income Tax Considerations” and “Purchaser’s Statutory Rights” in the Canadian Preliminary Prospectus and the Canadian Prospectus, insofar as such statements constitute a summary of the legal matters referred to therein, are accurate and fair summaries of such legal matters in all material respects.

ANNEX II

Form of Opinion of Davis, Graham & Stubbs LLP

1.
The Registration Statement filed in connection with the offering and sale of the Units in the United States is effective under the U.S. Securities Act.  At the time of filing of the Registration Statement, the Company was eligible to file the Registration Statement. To the best of such counsel's knowledge, based solely on a telephonic confirmation by a member of the staff of the Commission on February [13], 2013, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the U.S. Securities Act. The filing of the U.S. Preliminary Prospectus to the Registration Statement on February 5, 2013 with the Commission pursuant Rule 424(b) under the U.S. Securities Act has been made in the manner and in the time period required by such rule.  The filing of the U.S. Prospectus Supplement to the Registration Statement on February 6, 2013 with the Commission pursuant to Rule 424(b) under the U.S. Securities Act has been made in the manner and in the time  period required by such rule. Each Issuer General Free Writing Prospectus set forth on Annex IV to the Agreement has been filed in the manner and within the time period set forth in Rule 433(d) promulgated under the U.S. Securities Act, subject to compliance therewith as permitted under Rule 164 promulgated under the U.S. Securities Act.

2.
The Registration Statement, the U.S. Preliminary Prospectus and the U.S. Prospectus and each amendment or supplement thereto, as of their most recent respective effective or issue dates, complied as to form in all material respects with the requirements of the U.S. Securities Act and the U.S. Securities Act Regulations, in each case other than the financial statements and schedules (including data presented in XBRL), other financial and statistical data derived therefrom, included therein or omitted therefrom, as to which such counsel need express no opinion.

3.
To our knowledge, the Company is not an "ineligible issuer" (as defined in Rule 405 under the U.S. Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the U.S. Securities Act with respect to the offering of the Units contemplated by the U.S. Prospectus.

4.	The Common Stock currently outstanding is listed on the NYSE MKT, and, based solely on a letter from the NYSE MKT, the Shares are duly authorized for listing on the NYSE MKT.

5.
The Company has an authorized capitalization as set forth in the U.S. Preliminary Prospectus and the U.S. Prospectus.  The Shares, Warrants and Warrant Shares to be delivered on the Closing Date, or upon exercise of the Warrants in accordance with their terms, as applicable, have been duly and validly authorized and, when delivered in accordance with the Agency Agreement and the Warrant Agreement, as applicable, will be duly and validly issued, fully paid and non-assessable.

6.	The Agency Agreement and the Warrant Agreement have been duly and validly authorized, executed and delivered by the Company.

7.
No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the authorization, execution or delivery of the Agency Agreement by the Company for the offering of the Securities as contemplated by the Agency Agreement or for the issuance, sale or delivery of the Securities to be sold by the Company pursuant to the Agency Agreement, in each case, other than (i) such as have been made or obtained under the Securities Act, the Exchange Act and the rules and regulations under the Securities Act and Exchange Act, (ii) such as may be required under the state securities or blue sky laws (as to which such counsel need express no opinion), (iii) such as are required by FINRA (as to which such counsel need express no opinion), (iv) such as are required under the rules of the Toronto Stock Exchange or NYSE MKT (as to which such counsel need express no opinion), and (v) such as are required under applicable requirements of legal or governmental bodies outside the United States (as to which such counsel need express no opinion).

8.
The Warrant Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to such other standard assumptions and qualifications including the qualifications that equitable remedies may be granted in the discretion of a court of competent jurisdiction and that enforcement of rights to indemnity, contribution and waiver of contribution may be limited by applicable law.

9.
The statements included under the caption “United States Federal Income Tax Consequences” in the U.S. Prospectus insofar as such statements summarize legal matters discussed therein, are accurate summaries of such legal matters in all material respects.

10.
The Company is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the U.S. Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

11.	The Company is not in violation of its respective charter, articles of incorporation, by-laws and other constating documents and, to the best of such counsel’s knowledge after due inquiry.

12.
The Company has been duly organized and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own, lease or license, as the case may be, its properties and conduct its business as described in the U.S. Preliminary Prospectus and the U.S. Prospectus.

In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, Canadian counsel for the Company, representatives of the independent public accountants for the Company, counsel for the Agents and representatives of the Agents at which the contents of the Registration Statement, the U.S. Preliminary Prospectus and the U.S. Prospectus and related matters were discussed and, although such counsel need not pass upon or assume any responsibility for the factual accuracy, completeness or fairness of the statements contained in the Registration Statement, the U.S. Preliminary Prospectus and the U.S. Prospectus on the basis of such participation and the information such counsel gained in the course of performing its work in connection with the matters contemplated by the Agency Agreement, no facts have come to the attention of such counsel which lead such counsel to believe that (A) the Registration Statement, at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430B), or any amendment thereof made prior to the Closing Date, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the U.S. Prospectus, as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to (i) the historical and pro forma financial statements and related schedules (including data presented in XBRL), including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement, the U.S. Preliminary Prospectus or the U.S. Prospectus, and (iii) ore resource, mineralized material and other geological information, included therein or omitted therefrom.

ANNEX III

Form of Lock-Up Agreement

________________, 2013

PI Financial Corp.
Stifel Nicolaus Canada Inc.
Roth Capital Partner

c/o PI Financial Corp.

Silver Bull Resources, Inc. Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to the proposed public offering (the “Offering”) by Silver Bull Resources Inc., a Nevada corporation (the “Company”), of its common stock, $0.001 par value per share (the “Stock”).

In order to induce you and the other agents for which you act as representatives (the “Agents”) to act as agents in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of PI Financial Corp. (the “Lead Agent”), during the period from the date hereof until ninety (90) days from the date of the final prospectus for the Offering (the “Lock-Up Period”), the undersigned (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. As used herein “Relevant Security” means the Stock, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Stock or other such equity security. The foregoing provisions of this paragraph shall not apply to (a) transfers of shares of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares disposed of as bona fide gifts, (b) entry into written trading plans for the sale or other disposition  by the undersigned of Common Shares for purposes of complying with Rule 10b5-1 of the Exchange Act (“10b5-1 Plans”), provided that no sales or other distributions pursuant to a 10b5-1 Plan may occur until the expiration of the Lock-Up Period and provided that no public announcements or public filings are made regarding the entry into a 10b5-1 Plan until the expiration of the Lock-Up Period, (c) transfers by the undersigned of shares of Common Shares or any security convertible into or exercisable or exchange able for Common Shares as a result of testate, intestate succession or bona fide estate planning, (d) transfers by the undersigned to a trust, partnership, limited liability company or other entity, the majority of the beneficial interests of which are held, directly or indirectly, by the undersigned, (e) distributions by the undersigned of shares of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares to limited partners or stockholders of the undersigned and (f) the exercise of an option or warrant or the conversion of a security outstanding on the date of this Lock-up Agreement by the undersigned pursuant to the Company’s Stock Option Plan, provided that no sales of the underlying common stock occurs until the expiration of the Lock-Up Period; provided that in the case of any such permitted transfer or distribution pursuant to clause (a), (c), (d), (e) or (f), each transferee or distribute shall sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement.

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities.  The undersigned hereby further agrees that, without the prior written consent of the Lead Agent, during the Lock-up Period the undersigned (x) will not file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms.  Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof.  Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

[signature page follows]

Very truly yours,
By:

Print Name:

ANNEX IV

Issuer Free Writing Prospectuses

None